Exhibit 99.7

AGREEMENT TO SUBORDINATE

Each of the undersigned agree that, notwithstanding anything to the contrary in the Senior Secured Convertible Promissory Note Purchase Agreement dated as of October 18, 2013, by and among KiOR, Inc., a Delaware corporation (“KiOR”, and together with each other Subsidiary that is a party hereto or becomes a party hereto, collectively the “Company”), the purchasers set forth on the Schedule of Purchasers attached to the Agreement (each a “Purchaser” and collectively, the “Purchasers”) and Khosla Ventures III LP (“KV III”), in its capacity as agent for the Purchasers (in such capacity, “Agent”) (the “Agreement”), at the request of KiOR, the Agent and each Purchaser shall subordinate the Secured Obligations (as defined in the Agreement) to the indebtedness under the High Yield Financing (as defined in the Agreement) and other senior indebtedness issued by the Company from time to time. Such subordination of the Secured Obligations shall be on terms substantially similar to the terms set forth in the form of Subordination Agreement attached hereto as Exhibit A.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties. This Agreement may be amended only by a writing signed by the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 20th day of October, 2013.

KIOR, INC.,
a Delaware corporation

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

KIOR COLUMBUS, LLC, a Delaware limited liability company

By:	/s/ Fred H. Cannon
Name:	Fred H. Cannon
Title:	President and Chief Executive Officer

AGENT:
Khosla Ventures III, LP
By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Samir Kaul
Name:	Samir Kaul
Title:	Member

PURCHASER:
Khosla Ventures III, LP
By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP

By:	/s/ Samir Kaul
Name:	Samir Kaul
Title:	Member

PURCHASER:
KFT Trust, Vinod Khosls, Trustee

By:	/s/ Vinod Khosla
Name:	Vinod Khosla
Title:	Trustee

PURCHASER:
VNK MANAGEMENT LLC

By:	/s/ Neal Bhadkamkar
Name:	Neal Bhadkamkar
Title:	Manager

SIGNATURE PAGE TO AGREEMENT TO SUBORDINATE

Exhibit A

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT dated as of [                    ] is entered into by and among KiOR, INC., a Delaware corporation (the “Parent”), each other Grantor (as defined below) from time to time party hereto, [                    ], in its capacity as [agent] under the First-Lien Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “First-Lien Agent”), Khosla Ventures III LP, in its capacity as second-lien agent under the Second-Lien Loan Documents (as defined below) (together with its successors and assigns in such capacities from time to time, the “Second-Lien Agent”). Capitalized terms used herein but not otherwise defined herein have the meanings set forth in Section 1 below.

RECITALS

WHEREAS, the Parent, each other Grantor from time to time party thereto, the “Purchasers” from time to time party thereto (as further defined below, the “First-Lien Lenders”), and the First-Lien Agent, have entered into that certain [                    ] dated as of [                    ] (as the same may be further amended, restated, supplemented, or otherwise modified or Refinanced from time to time as permitted hereunder, the “First-Lien Purchase Agreement”), providing for the incurrence of indebtedness by the Parent to the First-Lien Lenders, including new advances to be made to the Parent on the date hereof in the amount of [                    ], which obligations are guaranteed by the other Grantors, all as provided therein;

WHEREAS, the Parent, each other Grantor from time to time party thereto, the “Purchasers” from time to time party thereto (as further defined below, the “Second-Lien Lenders”), and the Second-Lien Agent, have entered into that certain Senior Secured Convertible Promissory Note Purchase Agreement dated as of October 18, 2013 (as amended, restated, supplemented, or otherwise modified or Refinanced from time to time as permitted hereunder, the “Second-Lien Loan Agreement”);

WHEREAS, the obligations of the Grantors under the First-Lien Credit Documents will be secured by all or substantially all of the personal property assets and certain real estate of the Grantors, pursuant to the terms of the First-Lien Security Documents, subject to certain limited exceptions as described therein; and

WHEREAS, the obligations of the Grantors under the Second-Lien Loan Documents are secured by all or substantially all of the personal property assets and certain real estate of the Grantors pursuant to the terms of the Second-Lien Security Documents, subject to certain limited exceptions as described therein.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Agent” means, as the context requires, collectively, the First-Lien Agent, the Second-Lien Agent and the Control Agent.

“Agreement” means this Subordination Agreement, as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday, or other day on which banking institutions are authorized or required by law or other government action to close in the State of New York.

“Cash Collateral” has the meaning set forth in Section 363(a) of the Bankruptcy Code.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting First-Lien Collateral or Second-Lien Collateral.

“Comparable Second-Lien Security Document” means, in relation to any Collateral subject to any Lien created under any First-Lien Security Document, that Second-Lien Security Document which creates a Lien on the same Collateral, granted by the same Grantor.

“Control Agent” has the meaning set forth in Section 5.5 hereof.

“Control Assets” has the meaning set forth in Section 5.5 hereof.

“Creditors” means, collectively, the First-Lien Creditors and the Second-Lien Claimholders.

“Discharge of First-Lien Obligations” means, except to the extent otherwise provided in Section 5.6 hereof (and subject to Section 6.5 hereof), (a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding at the rate provided for in the respective First-Lien Credit Document, whether or not such interest would be allowed in any such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness under the First-Lien Credit Documents and termination of all commitments of the First-Lien Lenders to lend or otherwise extend credit under the First-Lien Credit Documents, and (b) payment in full in cash, or, in the case of contingent obligations, cash collateralization of all other First-Lien Obligations (including indemnification obligations in respect of known contingencies and fees, costs or charges accruing on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not such fees, costs or charges would be allowed or allowable in the proceeding) that are due and payable or otherwise accrued and owing at or prior to the time such principal, interest, and premium are paid.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“First-Lien Agent” has the meaning set forth in the recitals hereto.

“First-Lien Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, and all proceeds and products thereof, with respect to which a Lien is granted (or purported to be granted) as security for any First-Lien Obligations (including proceeds and products thereof).

“First-Lien Credit Documents” means the First-Lien Purchase Agreement, the other Transaction Documents (as defined in the First-Lien Purchase Agreement), and each of the other agreements, documents, and instruments providing for or evidencing any other First-Lien Obligation and any other document or instrument executed or delivered at any time in connection with any First-Lien Obligation, to the extent such are effective at the relevant time, as each may be amended, modified, restated, supplemented, replaced or Refinanced from time to time as permitted hereunder.

“First-Lien Creditors” means, at any relevant time, the holders of First-Lien Obligations at such time, including, the First-Lien Lenders and the First-Lien Agent, together with their respective successors and assigns.

“First-Lien Lenders” means the “Lenders” from time to time party to, and as defined in, the First-Lien Purchase Agreement, together with their respective successors and assigns.

“First-Lien Obligations” means all [Secured Obligations under (and as defined in)] the First-Lien Purchase Agreement and under the other First-Lien Credit Documents, provided that the aggregate principal amount (excluding any payment-in-kind interest accrued from time to time thereunder) of, without duplication, all loans, notes or similar instruments provided for under the First-Lien Purchase Agreement or any other First-Lien Credit Document (or any Refinancing thereof) in excess (the “Excess Amount”) of the Maximum First-Lien Principal Amount, and any interest relating to the Excess Amount, shall not constitute First-Lien Obligations for purposes of this Agreement. “First-Lien Obligations” shall in any event include: (a) all interest (other than interest on the Excess Amount) accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after the commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant First-Lien Credit Document, whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, but in any event not in excess of 300 basis points above the rate of interest provided for under the First-Lien Credit Documents as in effect on the date hereof (excluding increases resulting from the accrual of interest at the default rate), (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the First-Lien Agent and the First-Lien Creditors on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed or allowable under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding , and (c) all obligations and liabilities of each Grantor under each First-Lien Credit Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable (but in any event not including any obligations excluded pursuant to the proviso in the preceding sentence).

“First-Lien Purchase Agreement” has the meaning set forth in the recitals hereto, as amended, modified, restated, supplemented, replaced or Refinanced from time to time as permitted hereunder.

“First-Lien Release” has the meaning given such term in Section 5.1.

“First-Lien Security Documents” means the First-Lien Purchase Agreement and any other agreement, document, mortgage, or instrument pursuant to which a Lien is granted (or purported to be granted) securing any First-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, supplemented, restated, modified, or Refinanced from time to time as permitted hereunder.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Grantors” means collectively, the Parent and each of the Subsidiaries of the Parent which is, from time to time, a co-borrower or guarantor under or in respect of the First-Lien Purchase Agreement or the Second-Lien Loan Documents and that has executed and delivered, or may from time to time hereafter execute and deliver, a First-Lien Security Document or a Second-Lien Security Document.

“Indebtedness” means all [Obligations that constitute “Indebtedness”] within the meaning of the First-Lien Purchase Agreement.

“Insolvency or Liquidation Proceeding” means (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to a material portion of its respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loans” means a [“Note” or “Notes”] under (and each as defined in) the First-Lien Purchase Agreement.

“Maximum First-Lien Principal Amount” means [$300,000,000.00].

“Maximum Second-Lien Principal Amount” means [$95,697,308].

“New Agent” has the meaning set forth in Section 5.6 hereof.

“Non-Collateral Assets” means (i) any deposit account of a Grantor with respect to which neither the First-Lien Agent nor the Second-Lien Agent have control (as contemplated by Article 8 of the UCC), but excluding any proceeds of Collateral in such deposit account, (ii) commercial tort claims of a Grantor as to which neither the First-Lien Agent nor the Second-Lien Agent has been granted a lien or a security interest with the requisite detail under Article 9 of the UCC, (iii) other personal property assets of the Grantors in which a secured party must perfect a Lien in a manner other than the filing of a financing statement under Article 9 of the UCC and as to which neither the First-Lien Agent nor the Second-Lien Agent has attempted to so perfect its Lien and (iv) the proceeds of each of the types of assets referred to in clauses (i) through (iii) above, but solely to the extent such proceeds do not otherwise constitute Collateral; and in each case under clauses (i) through (iv) above, for so long as the applicable asset remains Non-Collateral Assets pursuant to Section 2.3(b) hereof. For the avoidance of doubt, any asset that constitutes Collateral hereunder shall not be Non-Collateral Assets for purposes hereof.

“Permitted Second-Lien Payments shall mean:

(i) payment of the entire amount (or any part) of Second-Lien Obligations on [                    ] (being the final stated maturity date of the Second-Lien Obligations) or such later date as the Second-Lien Claimholders and the Grantors may expressly agree in writing and otherwise in accordance with the terms of the Second-Lien Loan Agreement;

(ii) the[Shares] (as defined in the Second-Lien Loan Agreement as in effect on the date hereof);

(iii) payments of interest (including default interest) on a paid-in-kind basis and not in cash; and

(iv) payments of costs and expenses to the Second-Lien Claimholders in an aggregate amount not to exceed $             during any trailing twelve-month period during the term of this Agreement,

in each instance, due and payable in accordance with the terms of the Second-Lien Loan Documents as in effect on the date hereof or as modified in accordance with the terms of this Agreement.

“Permitted Subordinated Securities” shall mean:

(i) any notes or other debt securities issued in substitution of all or any portion of the Second-Lien Obligations that are subordinated, including in right of payment, to the First-Lien Obligations (or any notes or other securities issued in substitution of all or any portion of the First-Lien Obligations) at least to the same extent that the Second-Lien Obligations is subordinated to the First-Lien Obligations pursuant to the terms of this Agreement, and which securities have maturities and other terms no less advantageous to the Grantors and the First-Lien Creditors than the terms contained in the Second-Lien Loan Documents; and

(ii) an increase in the principal amount of loans under the Second-Lien Loan Agreement, in each instance, reflecting the capitalization of any Permitted Second-Lien Payments.

“Person” means any natural person, limited partnership, general partnership, joint venture, firm, corporation, association, limited liability company, limited liability partnership, joint stock company, trust, bank, trust company, land trust, business trust or other enterprise, or any Governmental Authority or other entity.

“Possessory Collateral” means all Collateral in the possession of the Control Agent or its respective agents or bailees, to the extent that possession thereof is taken to perfect a Lien thereon under the UCC or other applicable local law.

“Post-Petition Financing” has the meaning set forth in Section 6.1 hereof.

“Recovery” has the meaning set forth in Section 6.5 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness, in exchange or replacement for, such indebtedness, but excluding for purposes of this Agreement, any conversion of all or any portion of the Second-Lien Obligations into the Natchez Debt Financing (as defined in the Second-Lien Loan Agreement as in effect on the date hereof) in accordance with the terms thereof. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second-Lien Collateral” means all of the assets of any Grantor, whether real, personal or mixed, and all proceeds and products thereof, with respect to which a Lien is granted (or purported to be granted) as security for any Second-Lien Obligations (including proceeds and products thereof).

“Second-Lien Agent” has the meaning set forth in the preamble of this Agreement.

“Second-Lien Claimholders” means, at any relevant time, the holders of Second-Lien Obligations at such time, including, without limitation, the Second-Lien Lenders and the Second-Lien Agent, together with their respective successors and assigns.

“Second-Lien Lenders” means, collectively, each “Purchaser” under, and as defined in, the Second-Lien Loan Agreement.

“Second-Lien Loan Documents” means the Second-Lien Loan Agreement, the Second-Lien Security Documents, and each of the other notes, agreements, documents and instruments providing for or evidencing any other Second-Lien Obligation, and any other document or instrument executed or delivered at any time in connection with any Second-Lien Obligation, to the extent such are effective at the relevant time, as the same may be amended, restated, supplemented, modified and/or Refinanced from time to time as permitted hereunder.

“Second-Lien Loan Agreement” has the meaning set forth in the recitals hereto.

“Second-Lien Obligations” means all Secured Obligations under (and as defined in) the Second-Lien Loan Agreement and the other Second-Lien Loan Documents. “Second-Lien Obligations” shall in any event include: (a) all interest accrued or accruing, or which would accrue, absent commencement of an Insolvency or Liquidation Proceeding (and the effect of provisions such as Section 502(b)(2) of the Bankruptcy Code), on or after commencement of an Insolvency or Liquidation Proceeding in accordance with the rate specified in the relevant Second-Lien Loan Document whether or not the claim for such interest is allowed or allowable as a claim in such Insolvency or Liquidation Proceeding, (b) any and all fees and expenses (including attorneys’ and/or financial consultants’ fees and expenses) incurred by the Second-Lien Agent and the Second-Lien Claimholders on or after the commencement of an Insolvency or Liquidation Proceeding, whether or not the claim for fees and expenses is allowed under Section 502 or 506(b) of the Bankruptcy Code or any other provision of the Bankruptcy Code or Bankruptcy Law as a claim in such Insolvency or Liquidation Proceeding, and (c) all obligations and liabilities of each Grantor under each Second-Lien Loan Document to which it is a party which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due and payable.

“Second-Lien Security Documents” means the Second-Lien Loan Agreement and any other agreement, document, mortgage or instrument pursuant to which a Lien is granted (or purported to be granted) securing any Second-Lien Obligations or under which rights or remedies with respect to such Liens are governed, as the same may be amended, restated, supplemented, modified or Refinanced from time to time as permitted hereunder.

“Security Documents” means, collectively, the First-Lien Security Documents and the Second-Lien Security Documents.

“Senior Covenant Default” shall mean any “Event of Default” under the First-Lien Purchase Agreement, other than a Senior Payment Default.

“Senior Default Notice” shall mean a written notice from the First-Lien Agent to the Second-Lien Agent pursuant to which the Second-Lien Claimholders are notified of the existence of a Senior Covenant Default or Senior Payment Default, as the case may be, which notice shall reference this Agreement and which incorporates a reasonably detailed description of such Senior Covenant Default or Senior Payment Default.

“Senior Payment Default” shall mean a Default or Event of Default described in [Section     ] of the First-Lien Purchase Agreement or any other Default or Event of Default resulting from the failure of any Grantor to pay, on a timely basis, any principal, interest, fees or other obligations under any First-Lien Credit Document, including, without limitation, in each case, any default in payment of First-Lien Obligations after acceleration thereof.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity (other than a corporation) in which such Person or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

“UCC” means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

1.2 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified as permitted hereunder, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (e) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (f) a reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (g) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs.

SECTION 2. Subordination; Priority of Liens.

2.1 Subordination; Etc. Notwithstanding the date, manner or order of grant, attachment or perfection of any Liens securing the Second-Lien Obligations granted on the Collateral or of any Liens securing the First-Lien Obligations granted on the Collateral or any actual or alleged defect in any of the foregoing, and notwithstanding any provision of the UCC, any other applicable law, this Agreement, the First-Lien Credit Documents or the Second-Lien Loan Documents to the contrary, or any other circumstance whatsoever, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents) hereby agrees that: (a) any Lien on the Collateral securing any First-Lien Obligations now or hereafter held by or on behalf of the First-Lien Agent or any First-Lien Creditor or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing any of the Second-Lien Obligations; (b) any Lien on the Collateral now or hereafter held by or on behalf of the Second-Lien Agent, any Second-Lien Claimholder or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing any First-Lien Obligations, and (c) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Lien securing the Second-Lien Obligations pari passu with, or to give the Second-Lien Agent or Second-Lien Claimholders any preference or priority relative to, any Lien securing the First-Lien Obligations with respect to the Collateral or any part thereof. All Liens on the Collateral securing any First-Lien Obligations shall be and remain senior in all respects and prior to all Liens on the Collateral securing any Second-Lien Obligations for all purposes, whether or not such Liens securing any First-Lien Obligations are subordinated to any Lien securing any other obligation of the Parent, any other Grantor or any other Person. The parties hereto acknowledge and agree that it is their intent that (i) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor) and (ii) the grant of Liens securing payment and performance of the First-Lien Obligations and the grant of Liens securing payment and performance of the Second-Lien Obligations are two separate grants and create two separate and distinct Liens with each such Lien securing only the First-Lien Obligations or the Second-Lien Obligations, as the case may be.

2.2 Prohibition on Contesting Liens. Each of the Second-Lien Agent, for itself and on behalf of each Second-Lien Claimholder, and the First-Lien Agent, for itself and on behalf of each First-Lien Creditor, agrees that it shall not (and hereby waives any right to) take any action to challenge or contest, or support any other Person in contesting or challenging, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the validity or enforceability of any Security Document or any obligation thereunder, (ii) the validity, perfection, priority or enforceability of the Liens, mortgages, assignments and security interests granted pursuant to the Security Documents with respect to the First-Lien Obligations or the Second-Lien Obligations or (iii) the relative rights and duties of the holders of the First-Lien Obligations and the Second-Lien Obligations granted and established in this Agreement or any other Security Document with respect to such Liens, mortgages, assignments, and security interests; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First-Lien Agent or, to the extent provided in Section 3, any First-Lien Creditor to enforce this Agreement, including the priority of the Liens securing the First-Lien Obligations as provided in Section 2.1 hereof.

2.3 No New Liens; Non-Collateral Assets. (a) So long as the Discharge of First-Lien Obligations has not occurred, the parties hereto agree that the Parent shall not, and shall not permit any other Grantor or Subsidiary to, (i) grant or permit any additional Liens, or take any action to perfect any Liens, on any asset or property to secure any Second-Lien Obligation unless it has also granted or contemporaneously grants to the First-Lien Agent a Lien on such asset or property to secure the First-Lien Obligations and has taken or is contemporaneously taking all actions to perfect such Liens in favor of the First-Lien Agent or (ii) grant or permit any additional Liens, or take any action to perfect any Liens, on any asset or property to secure any First-Lien Obligation unless it has also granted or contemporaneously grants to the Second-Lien Agent a Lien on such asset or property to secure the Second-Lien Obligations and has taken or is contemporaneously taking all actions to perfect such Liens in favor of the Second-Lien Agent; provided that the Parent shall provide notice to each Agent if the First-Lien Agent or the Second-Lien Agent has been granted a security interest or becomes perfected with respect to any additional Liens on any asset or property to secure the First-Lien Obligations or the Second-Lien Obligations, as applicable, and in such event, the Parent or such other Grantor or Subsidiary, as applicable, shall contemporaneously grant such additional Liens, or take such additional action as is necessary to perfect any Liens so granted, in favor of the First-Lien Agent or the Second-Lien Agent, as applicable. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First-Lien Agent and the other First-Lien Creditors, the Second-Lien Agent, on behalf of itself and the other Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), shall, without the need for any further consent of any other Person and notwithstanding anything to the contrary in any other Second-Lien Loan Document hold and be deemed to have held such Lien for the benefit of the First-Lien Agent as security for the First-Lien Obligations (and all amounts received by or distributed to any of them pursuant to or as a result of the Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2). All proceeds of such additional Collateral shall in any event be applied in accordance with this Agreement. It is acknowledged and agreed that certain actions with respect to the perfection of Collateral in favor of the First-Lien Agent may be completed by the Grantors after the date hereof as agreed in the First-Lien Credit Documents, and until such time, there shall not be a breach of this Agreement as a result of the Second-Lien Agent but not the First-Lien Agent, being perfected.

(b) The First-Lien Agent and the Second-Lien Agent acknowledge and agree there may be certain limited assets of the Grantors that constitute Non-Collateral Assets at a particular time of reference. In connection therewith, the First-Lien Agent and the Second-Lien Agent further acknowledge and agree that, in the event that the First-Lien Agent exercises its rights to perfect a Lien in all or any portion of the Non-Collateral Asset, from and after the date upon which the First-Lien Agent or the Second-Lien Agent takes steps to perfect its Lien therein, such other Non-Collateral Asset (or the applicable portion thereof) shall constitute Collateral for all purposes hereof and shall no longer be Non-Collateral Assets hereunder. Upon the perfection of its Lien in any such Non-Collateral Asset by the First-Lien Agent, the Parent or applicable Grantor shall grant to the Second-Lien Agent a Lien on such Non-Collateral Asset and cooperate with the Second-Lien Agent in order to perfect such Lien in favor of the Second-Lien Agent, with any such Lien to be subject to the terms of this Agreement and to be subordinate to the Lien in such Collateral in favor of the First-Lien Agent on the same basis as the other Liens securing the First-Lien Obligations.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the Second-Lien Collateral shall not be more expansive than, and shall be, except to the extent provided herein, identical to, the First-Lien Collateral. In furtherance of the foregoing and of Section 8.9 hereof, the parties hereto agree, subject to the other provisions of this Agreement:

(i) to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First-Lien Collateral and the Second-Lien Collateral and the steps taken to perfect the Liens thereon and the identity of the Persons having First-Lien Obligations and Second-Lien Obligations;

(ii) to make the form, documents and agreements creating or evidencing the First-Lien Collateral and the Second-Lien Collateral materially the same, other than with respect to the first and second lien nature of the liens and the priorities hereunder; and

(iii) that any Subsidiary of the Parent that is a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement shall also be a guarantor or co-obligor of the Second-Lien Obligations and vice versa.

2.5 Payment Subordination. Without limiting the foregoing provisions of this Section 2, and notwithstanding any other provision of this Agreement, the parties hereto agree as follows:

(a) Subordination. The payment of any and all of the Second-Lien Obligations is hereby expressly subordinated, to the extent and in the manner set forth herein, to the Discharge of First-Lien Obligations. Each First-Lien Creditor, whether now outstanding or hereafter arising, shall be deemed to have acquired First-Lien Obligations in reliance upon the provisions contained herein. The parties hereto intend that this Agreement be enforceable in any Insolvency or Liquidation Proceeding.

(b) Restriction on Payments. Notwithstanding any provision of the Second-Lien Loan Documents to the contrary, no payment (whether made in cash, securities or other property or by set-off) of principal, interest or any other amount due with respect to the Second-Lien Obligations shall be made or received, and no Second-Lien Claimholder shall exercise any right of set-off or recoupment with respect to any Second-Lien Obligations, until the Discharge of First-Lien Obligations; provided, however, except as provided in the immediately succeeding sentence or in Section 2.5(c) and subject to the provisions of Section 2.5(d), any Grantor may make and each Second-Lien Claimholder may accept Permitted Second-Lien Payments; and provided, further, that nothing in this Agreement shall be construed to prohibit or to require the consent of Parent or of any First Lien Creditor to the conversion of all or any portion of the Second-Lien Obligations in accordance with the terms of the Second-Lien Loan Documents. Notwithstanding the foregoing, no Grantor may make, and no Second-Lien Claimholder may receive:

(i) any payment of principal, interest or any other amount with respect to the Second-Lien Obligations if, at the time of such payment or immediately after giving effect thereto, a Senior Payment Default exists and the Second-Lien Claimholders shall have received a Senior Default Notice specifying such existence; provided that nothing in this clause (i) shall limit a Second-Lien Claimholder’s obligations under Section 2.5(d); or

(ii) subject to the penultimate sentence of this Section 2.5(b), any payment of principal, interest or any other amount with respect to the Second-Lien Obligations if, at the time of such payment or immediately after giving effect thereto, the Second-Lien Claimholders shall have received a Senior Default Notice from the First-Lien Agent stating that a Senior Covenant Default exists or would be created by the making of such payment.

The Grantors may resume Permitted Second-Lien Payments (and may make any Permitted Second-Lien Payments) missed due to the application of clause (i) or clause (ii) of this Section 2.5(b)):

A. in the case of a Senior Payment Default referred to in clause (i) of this Section 2.5(b), upon the cure or waiver thereof in accordance with the terms of the First-Lien Purchase Agreement; or

B. in the case of a Senior Covenant Default referred to in clause (ii) of this Section 2.5(b), upon the earlier to occur of (x) the cure or waiver thereof in accordance with the terms of the First-Lien Purchase Agreement, and (y) the expiration of 180 days from the date on which the applicable Senior Default Notice was received.

Notwithstanding any provision of this Section 2.5(b) to the contrary:

(1) no Senior Covenant Default existing on the date any notice is given pursuant to clause (ii) of this Section 2.5(b) shall, unless the same shall have ceased to exist for a period of at least ninety (90) consecutive days, be used as a basis for any subsequent such notice; and

(2) no more than two (2) Senior Default Notices may be sent pursuant to clause (ii) of this Section 2.5(b) during any consecutive 365 day period and no more than six (6) Senior Default Notices may be sent pursuant to clause (ii) of this Section 2.5(b) during the term of this Agreement.

The provisions of this Section 2.5(b) shall not apply to any payment with respect to which Section 2.5(c) would be applicable. For purposes of clarification, the term “payment” does not include the accrual of interest, fees or other amounts under the Second-Lien Loan Documents.

(c) Insolvency or Liquidation Proceedings.

(i) In the event of any Insolvency or Liquidation Proceeding with respect to any Grantor or any of its properties: (i) the Discharge of First-Lien Obligations shall occur before any payment

(whether made in cash, securities or other property) of or with respect to the Second-Lien Obligations shall be made by, or from the assets or estate of, such Grantor (other than Permitted Subordinated Securities); and (ii) any payment which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Second-Lien Obligations (other than Permitted Subordinated Securities), shall be paid or delivered directly to First-Lien Agent (to be applied by First-Lien Agent in accordance with the terms of the First-Lien Purchase Agreement to the repayment of any and all then outstanding First-Lien Obligations) until Discharge of First-Lien Obligations, and each Second-Lien Claimholder irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and deliveries.

(ii) If any holder of Second-Lien Obligations has not filed any proof of claim or other instrument of similar character necessary to enforce the obligations of any Grantor in respect of the Second-Lien Obligations (a “Proof of Claim”) held by such holder within fifteen (15) days before the expiration of the time to file the same, then and in such event, but only in such event, First-Lien Agent may notify such holder of such fact which notification must be in writing and include a statement to the effect that First-Lien Agent may pursuant to this Section 2.5(c), if such Proof of Claim is not so filed by such holder of Second-Lien Obligations at least five (5) days before the expiration of the time to file the same, as an attorney-in-fact for such holder of Second-Lien Obligations, file such Proof of Claim on behalf of such holder of Second-Lien Obligations. At any time within five (5) days prior to the expiration of the time to file such Proof of Claim, if such holder of Second-Lien Obligations has not so filed the same, First-Lien Agent may (if it has complied with the notice provisions in the immediately preceding sentence), as attorney-in-fact for such holder of Second-Lien Obligations and at the expense of the Grantors, file such Proof of Claim and such holder of Second-Lien Obligations appoints Agent as an attorney-in-fact for such holder of Second-Lien Obligations, to so file any such Proof of Claim; provided, that First-Lien Agent shall have no obligation to make any such filings. In the event the First-Lien Agent makes any filing in accordance with the authority granted hereby, no holder of Second-Lien Obligations shall be entitled to amend or otherwise modify such filing except solely to the extent necessary Name:

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to correct any factual errors. Notwithstanding the foregoing, the holders of Second-Lien Obligations shall nevertheless retain, exclusively, all rights to enforce and to vote all Proofs of Claim and otherwise to act in any Insolvency or Liquidation Proceeding in their capacity as such holders of Second-Lien Obligations (including the right to vote to accept or reject any plan of reorganization, composition, arrangement or liquidation) to the fullest extent provided by applicable law but subject to the terms of Sections 2.5 and Section 6.

(iii) The First-Lien Obligations shall continue to be treated as First-Lien Obligations and the provisions of this Agreement shall continue to govern the relative rights and priorities of each Agent, the First-Lien Creditors and the Second-Lien Claimholders even if all or part of the First-Lien Obligations or the Liens securing the First-Lien Obligations are subordinated, set aside, avoided or disallowed in connection with any such Insolvency or Liquidation Proceeding, other than as a result of a ruling by a court of competent jurisdiction, in a final and non-appealable judgment, that the First-Lien Obligations is equitably subordinated to the Second-Lien Obligations as a result of the bad faith or willful misconduct of the holders of First-Lien Obligations but only to the extent that such determination results in the Second-Lien Claimholders recovering less in such Insolvency or Liquidation Proceeding than such Person would have recovered had the First-Lien Obligations not been equitably subordinated. This Agreement shall be reinstated if at any time any payment of any of the First-Lien Obligations is rescinded or must otherwise be returned by any holder of the First-Lien Obligations or any representative of such holder and the First-Lien Obligations, or portion thereof, intended to have been satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(d) Incorrect Payments. If (a) any payment (whether made in cash, securities or other property) not permitted under this Agreement is received by any Second-Lien Claimholder on account of the Second-Lien Obligations before the Discharge of First-Lien Obligations, or (b) any payment (whether made in cash, securities or other property (other than Permitted Subordinated Securities)) is received by any Second-Lien Claimholder on account of the Second-Lien Obligations when a Senior Payment Default exists and such Second-Lien Claimholder is notified of such Senior Payment Default within ten (10) days after the date on which such payment of Second-Lien Obligations was scheduled to be made, then each such payment (including any subsequent payment in respect of the Second-Lien Obligations made during the continuation of such Senior Payment Default) shall be paid over promptly to First-Lien Agent, or its designated representative, for application (in accordance with the First-Lien Purchase Agreement) to the payment of the First-Lien Obligations then remaining unpaid, until the Discharge of the First-Lien Obligations.

(e) Restriction on Action by Second-Lien Claimholders. Until the Discharge of First-Lien Obligations has occurred, no Second-Lien Claimholder shall, without the prior written consent of First-Lien Agent, take any action to collect, enforce payment or accelerate any of the Second-Lien Obligations, exercise any of the remedies with respect to the Second-Lien Obligations set forth in any of the Second-Lien Loan Documents or that otherwise may be available to any Second-Lien Claimholder, either at law or in equity, by judicial proceedings (including by filing an Insolvency or Liquidation Proceeding) or otherwise (an “Enforcement Action”), except that (x) upon the occurrence and during the continuance of an event of default under the Second-Lien Loan Documents, the Second-Lien Claimholders may deliver to the Grantors a notice of acceleration provided such acceleration is not effective until the earliest of the dates specified in clause (i) through (iv) below, (y) the Second-Lien Claimholders may take legal action seeking specific performance or injunctive relief against any Grantor to enforce covenants (other than covenants to pay any of the Second-Lien Obligations) contained in the Second-Lien Loan Documents; provided that such action does not require the making of any payments to the Second-Lien Claimholders, and (z) as provided in the following sentence. Upon the earliest to occur of:

(i) the passage of 180 days from the earlier of (a) the date of First-Lien Agent’s receipt of a notice that an event of default has occurred under the Second-Lien Loan Documents if the event of default described therein shall not have been cured or waived within such period in accordance with the Second-Lien Loan Documents or (b) the date on which a Senior Default Notice is given effectuating a payment block pursuant to Section 2.5(b);

(ii) final maturity of all then outstanding First-Lien Obligations (by acceleration or otherwise);

(iii) the occurrence of an Insolvency or Liquidation Proceeding with respect to any Grantor;

(iv) the institution or commencement by First-Lien Agent of any action to foreclose upon any material portion of the First-Lien Collateral; or

(v) the stated final maturity of the Second-Lien Obligations (i.e., February 1, 2016 or such later date as the Second-Lien Claimholders and the Grantors may expressly agree in writing and otherwise in accordance with the terms of the Second-Lien Loan Agreement), the Second-Lien Claimholders may, upon five (5) Business Days’ prior written notice to First-Lien Agent, in respect of Enforcement Actions taken pursuant to clause (i) above, which notice may be given during such 180-day period, take Enforcement Actions; provided, that in the event the Second-Lien Claimholders shall be permitted to take Enforcement Actions solely as a result of the occurrence of an Insolvency or Liquidation

Proceeding with respect to any Grantor(s) pursuant to clause (ii) above, such Enforcement Actions may only be taken with regard to such Grantor(s) and, for purposes of clarification, not with respect to any other Grantors.

SECTION 3. Enforcement.

3.1 Exercise of Remedies. Without limiting the provisions of Section 2.5: (a) So long as the Discharge of First-Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Parent or any other Grantor: (i) the Second-Lien Agent and the other Second-Lien Claimholders will not exercise or seek to exercise any rights or remedies (including setoff) as a secured creditor with respect to any Collateral (including, without limitation, the exercise of any right under any lockbox agreement, control account agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Second-Lien Agent or any Second-Lien Claimholder is a party or holds a perfected interest through the Control Agent) or institute or commence, or join with any Person in commencing, any action or proceeding against the Parent or any other Grantor with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution), and will not contest, protest, seek to enjoin or object to any foreclosure proceeding or action brought by the First-Lien Agent or any other First-Lien Creditor or any other exercise by the First-Lien Agent or any other First-Lien Creditor, of any rights and remedies relating to the Collateral under the First-Lien Credit Documents or otherwise, or contest, protest, seek to enjoin or object to the forbearance by the First-Lien Agent or the other First-Lien Creditors from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and (ii) the First-Lien Agent shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Second-Lien Agent or any other Second-Lien Claimholder; provided, that, (A) subject to Section 2.5(c), in any Insolvency or Liquidation Proceeding commenced by or against the Parent or any other Grantor, the Second-Lien Agent may file a proof of claim or statement of interest with respect to the Second-Lien Obligations, (B) the Second-Lien Agent may take any action (not adverse to the priority of the First-Lien Obligations and Liens on the Collateral securing the First-Lien Obligations, or the rights, remedies and claims of the First-Lien Agent or the other First-Lien Creditors) in order to preserve, perfect or protect (but not enforce) its Lien on the Collateral in a manner not otherwise inconsistent with the terms of this Agreement, (C) the Second-Lien Claimholders shall be entitled to file any necessary responsive or defensive pleading in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second-Lien Claimholders, including any claim secured by the Collateral, if any, in each case in a manner not otherwise inconsistent with the terms of this Agreement and not adverse to the priority of the First-Lien Obligations and Liens on the Collateral securing the First-Lien Obligations or the rights, remedies and claims of the First-Lien Agent or other First-Lien Creditor, (D) the Second-Lien Claimholders shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either Bankruptcy Law or applicable non-bankruptcy law, in each case subject to the terms of this Agreement (including, without limitation, Sections 2.5 and 5.4 hereof) and in accordance with the terms of this Agreement, (E) the Second-Lien Claimholders shall be entitled to join (but not exercise any control over) a judicial foreclosure or Lien enforcement proceeding with respect to the Collateral initiated by First-Lien Agent, to the extent that such action could not reasonably be expected to interfere materially with such foreclosure or proceeding, but no Second-Lien Claimholder may receive any proceeds thereof unless expressly permitted herein, and (E) the Second-Lien Claimholders shall be entitled to bid for or purchase Collateral at any public, private, or judicial foreclosure upon such Collateral initiated by any First-Lien Creditor, or any sale of Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Second-Lien Obligations unless the proceeds of such bid are otherwise sufficient to cause the Discharge of First-Lien Obligations. In exercising rights and remedies with respect to the Collateral, the First-Lien Agent and the other First-Lien Creditors may enforce the provisions of the First-Lien Credit Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) Notwithstanding the preceding Section 3.1(a), but subject to Section 2.5, Second-Lien Claimholders may exercise any rights or remedies (including setoff) as a secured creditor with respect to any Collateral or exercise rights with respect to a Lien securing a Second-Lien Obligation if (i) 180 days have elapsed since Second-Lien Agent notified First-Lien Agent that the Second-Lien Obligations were due in full as a result of acceleration or otherwise (the “Standstill Period”), (ii) the First- Lien Creditors are not then diligently pursuing any applicable remedy with respect to all or a material portion of the Collateral or diligently attempting to vacate any stay or prohibition against such exercise, (iii) any acceleration of the Second-Lien Obligations has not been rescinded, and (iv) no Grantor is not then a debtor in an Insolvency or Liquidation Proceeding.

(c) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Collateral, and that any Collateral or proceeds taken or received by it will be paid over to the First-Lien Agent pursuant to Sections 2.5(d) and 4.2, unless and until the Discharge of First-Lien Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of First-Lien Obligations has occurred, the rights of the Second-Lien Agent and the other Second-Lien Claimholders with respect to the Collateral are limited to the right to hold a Lien on the Collateral pursuant to the Second-Lien Security Documents for the period and to the extent granted therein, to receive a share of the proceeds thereof, if any, in accordance with the terms of the Second-Lien Loan Documents and applicable law, after the Discharge of First-Lien Obligations has occurred, and to exercise only such other rights as are expressly permitted herein.

(c) Subject to the proviso in clause (ii) of Section 3.1(a), the Second-Lien Agent, for itself and on behalf of the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), (i) agrees that the Second-Lien Agent and the other Second-Lien Claimholders will not take any action that would enjoin, hinder, delay, limit or prohibit any exercise of remedies under the First-Lien Credit Documents, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First-Lien Security Document or subordinate the priority of the First-Lien Obligations to the Second-Lien Obligations or grant the Liens securing the Second-Lien Obligations equal ranking to the Liens securing the First-Lien Obligations and (ii) hereby waives any and all rights it or the Second-Lien Claimholders may have as a junior lien creditor or otherwise (whether arising under the UCC or under any other law) to object to the manner in which the First-Lien Agent or the other First-Lien Creditors seek to enforce or collect the First-Lien Obligations or the Liens granted in any of the First-Lien Collateral, regardless of whether any action or failure to act by or on behalf of the First-Lien Agent or First-Lien Creditors is adverse to the interest of the Second-Lien Claimholders.

(d) The Second-Lien Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Second-Lien Security Documents or any other Second-Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First-Lien Agent or the other First-Lien Creditors with respect to the Collateral as set forth in this Agreement and the First-Lien Credit Documents.

(e) Cooperation. Subject to its rights after the expiration of the Standstill Period and subject to the proviso in clause (ii) of Section 3.1(a) of this Agreement, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that, unless and until the Discharge of First-Lien Obligations has occurred, it will not commence, or join with any Person in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding (including, without limitation, pursuant to any Insolvency or Liquidation Proceeding) with respect to any Lien held by it under the Second-Lien Security Documents or any other Second-Lien Loan Document or otherwise.

3.2 Actions Upon Breach. (a) If any Second-Lien Claimholder, contrary to this Agreement, commences or participates in any action or proceeding against any Grantor with respect to the Collateral or against the Collateral, any First-Lien Creditor may intervene and interpose as a defense or dilatory plea the making of this Agreement, in its name or in the name of such Grantor.

(b) Should any Second-Lien Claimholder or First-Lien Creditor, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or take any other action in violation of this Agreement or fail to take any action required by this Agreement, the First-Lien Agent or the Second-Lien Agent, as applicable, (in its own name or in the name of the relevant Grantor), or any other First-Lien Creditor or Second-Lien Claimholders, as applicable, with the prior written consent of the applicable Agent, (i) may obtain relief against such First-Lien Creditor or Second-Lien Claimholder by injunction, specific performance or other appropriate equitable relief, it being understood and agreed by the parties that (x) the non-breaching party’s damages from the actions of the breaching party may at that time be difficult to ascertain and may be irreparable, and (y) each such breaching party waives any defense that the non-breaching party cannot demonstrate damage or be made whole by the awarding of damages, and (ii) shall be entitled to damages from the breaching parties, as well as reimbursement for all reasonable and documented costs and expenses incurred in connection with any action to enforce the provisions of this Agreement.

SECTION 4. Payments.

4.1 Application of Proceeds. So long as the Discharge of First-Lien Obligations has not occurred, any proceeds of any Collateral pursuant to the enforcement of any Security Document or the exercise of any remedial provision thereunder, together with all other proceeds of Collateral received by any Creditor (including all funds received in respect of post-petition interest or fees and expenses) as a result of any such enforcement or the exercise of any such remedial provision or as a result of any distribution of or in respect of any Collateral or under a plan of reorganization upon or in any Insolvency or Liquidation Proceeding with respect to any Grantor, or the application of any Collateral (or proceeds thereof) to the payment thereof or any distribution of Collateral (or proceeds thereof) upon the liquidation or dissolution of any Grantor, shall be applied by the First-Lien Agent to the First-Lien Obligations in such order as specified in the relevant First-Lien Security Document. Upon the Discharge of First-Lien Obligations, the First-Lien Agent shall deliver to the Second-Lien Agent any proceeds of Collateral held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, to be applied by the Second-Lien Agent to the Second-Lien Obligations in such order as specified in the Second-Lien Security Documents.

4.2 Payment Turnover. Until such time as the Discharge of First-Lien Obligations has occurred, any Collateral or proceeds thereof (including any distribution in respect of the Collateral) received by the Second-Lien Agent or any other Second-Lien Claimholders in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Collateral or in connection with any insurance policy claim or any condemnation award (or deed in lieu of condemnation) or that is otherwise inconsistent with this Agreement (including Section 2.5 hereof) shall be segregated and held in trust and promptly paid over to the First-Lien Agent for the benefit of the First-Lien Creditors in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The First-Lien Agent is hereby authorized to make any such endorsements as agent for the Second-Lien Agent or any such other Second-Lien Claimholders. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

SECTION 5. Other Agreements.

5.1 Releases of Liens.

(a) If, in connection with:

(i) the exercise of the First-Lien Agent’s remedies in respect of the Collateral provided for in Section 3.1 hereof, including any sale, lease, exchange, transfer or other disposition of any such Collateral;

(ii) any sale, lease, exchange, transfer or other disposition of any Collateral permitted or not prohibited under the terms of the First-Lien Credit Documents and the Second-Lien Loan Documents (whether or not an “event of default” thereunder or under any Second-Lien Loan Document has occurred and is continuing), whether by its terms or pursuant to any amendment thereto or consent or waiver thereunder; or

(iii) any agreement between the First-Lien Agent and any Grantor to release the First-Lien Agent’s Lien on any portion of the Collateral;

there occurs the release by the First-Lien Agent of any of its Liens on any part of the Collateral (each, a “First-Lien Release”), then the Liens, if any, of the Second-Lien Agent, for itself and for the benefit of the other Second-Lien Claimholders, on such Collateral shall be, except as otherwise provided in this Section 5.1(a), automatically, unconditionally and simultaneously released, and, upon receipt of notice in writing, the Second-Lien Agent, for itself or on behalf of any such Second-Lien Claimholders, promptly shall, except as otherwise provided in this Section 5.1(a), execute and deliver to the First-Lien Agent or such Grantor such termination statements, releases and other documents as the First-Lien Agent or such Grantor may request, and/or which the Grantor has provided to the Second-Lien Agent, to effectively confirm such release; provided, however, that, (i) if the Liens securing the First-Lien Obligations are released in connection with the Discharge of First-Lien Obligations (without a contemporaneous incurrence of new or replacement First-Lien Obligations), the Second-Priority Liens on the Collateral will not be required to be released (except to the extent the Collateral or any portion thereof was disposed of or otherwise transferred or used in order to repay the First-Lien Obligations secured by the Collateral) and (ii) any release effected or occasioned by the terms of this Section 5.1 by Second-Lien Agent of any Lien in favor of Second-Lien Agent or any of the Second-Lien Claimholders shall not extend to or otherwise affect any of the rights of Second-Lien Collateral Agent or any Second-Lien Claimholder arising under the Second-Lien Loan Documents to any proceeds of any disposition of any Collateral occurring in connection with such First-Lien Release, provided that such rights to such proceeds shall be subject in all respects to the terms and conditions of this Agreement. In the case of the sale of capital stock of a Subsidiary or any other transaction resulting in the release of such Subsidiary as a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement in accordance with the First-Lien Purchase Agreement (whether by its terms or pursuant to any amendment thereto or consent or waiver thereunder), the guarantee or other obligations in favor of the Second-Lien Claimholders, if any, made or incurred by such Subsidiary will automatically be released and discharged as and when, but only to the extent, such Subsidiary is released and discharged as a borrower, guarantor or co-obligor under the First-Lien Credit Documents.

(b) Until the Discharge of First-Lien Obligations occurs, the Second-Lien Agent, for itself and on behalf of the Second-Lien Claimholders, hereby irrevocably constitutes and appoints the First-Lien Agent and any officer or agent of the First-Lien Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Second-Lien Agent or such other Second-Lien Claimholder or in the First-Lien Agent’s own name, from time to time in the First-Lien Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This authorization is coupled with an interest and is irrevocable until such time as this Agreement is terminated in accordance with its terms.

5.2 Insurance. The First-Lien Agent (on behalf of the First-Lien Creditors) shall be named as first loss payee under all insurance policies maintained from time to time by any Grantor (other than liability policies) and the Second-Lien Agent (on behalf of the Second-Lien Claimholders) shall be named as the second loss payee on such policies of insurance. The First-Lien Agent and the Second-Lien Agent shall be named additional insureds on all liability insurance policies maintained from time to time by any Grantor. The First-Lien Agent will have the exclusive right to adjust settlement for any losses covered by an insurance policy covering the Collateral, and to approve an award granted in a condemnation or similar proceeding (or a deed in lieu of condemnation) affecting the Collateral. If the Second-Lien Agent or any other Second-Lien Claimholder shall, at any time, receive from the insurer any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall pay such proceeds over to the First-Lien Agent in accordance with the terms of Sections 2.5(c) and 4.2 of this Agreement. It is acknowledged and agreed that certain actions with respect to insurance may be completed by the Grantors after the date hereof as agreed in the First-Lien Credit Documents, and until such time, there shall not be a breach of this Agreement as a result of non-compliance with this Section 5.2.

5.3 Amendments to Second-Lien Loan Documents and First-Lien Credit Documents.

(a) Without the prior written consent of the First-Lien Agent, no Second-Lien Loan Document may be amended, restated, supplemented, modified or Refinanced or entered into to the extent such amendment, supplement, restatement, modification or Refinancing, or the terms of any new Second-Lien Loan Document, would contravene the provisions or intent of this Agreement, the First-Lien Purchase Agreement, or any other First-Lien Credit Document (it being understood that the Second-Lien Agent may rely upon an opinion of counsel to the Parent to make any determination as to whether the requirements of this Section 5.3 have been complied with). The Parent, each other Grantor and the Second-Lien Agent each agree that each Second-Lien Security Document shall include the following language (or language to similar effect approved by the First-Lien Agent):

“Notwithstanding anything herein to the contrary, the Second-Lien Obligations and the lien and security interest granted to the Second-Lien Agent pursuant to this Agreement and the exercise of certain rights and remedies by the Second-Lien Agent hereunder are subordinated and subject to the provisions of that certain Subordination Agreement, dated as of [                    ] (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”), among KiOR, Inc., the other Grantors from time to time party thereto, [                    ], in its capacity as the initial First-Lien Agent, and Khosla Ventures III LP, in its capacity as the initial Second-Lien Agent thereunder. In the event of any conflict between the terms of the Subordination Agreement and this Agreement, the terms of the Subordination Agreement shall govern and control.”

(b) Without limiting the foregoing provisions of Section 5.03(a), each Grantor, the First-Lien Agent (for itself and on behalf of each other First-Lien Creditor) and the Second-Lien Agent (for itself and on behalf of each other Second-Lien Claimholder) hereby agrees that, without the prior written consent of the First-Lien Agent, no Second-Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, to the extent such amendment, restatement, supplement or modification, or the terms of such new Second-Lien Loan Document, would (a) increase the principal amount of the Second-Lien Obligations in excess of the Maximum Second-Lien Principal Amount (other than as a result of the capitalization (and not payment in cash or cash equivalents) of any Permitted Second-Lien Payments), (b) require any payment of interest in cash until the final stated maturity of the Second-Lien Obligations or increase the applicable interest rate margins under the Second-Lien Loan Documents (including, for the avoidance of doubt, any pay-in-kind interest margins) by more than 300 basis points (excluding increases resulting from the accrual of interest at the default rate), (c) change to earlier dates any scheduled dates for payment in cash of principal (including the final maturity date) or of cash interest on Indebtedness under the Second-Lien Loan Documents, (d) change any default or event of default provisions set forth in the Second-Lien Loan Documents in a manner materially adverse to the First-Lien Creditors, (e) change the prepayment provisions for cash payments set forth in the Second-Lien Loan Documents in a manner materially adverse to the First-Lien Creditors, (f) add to the Collateral under the Second-Lien Loan Documents other than as specifically permitted by this Agreement or (g) otherwise materially increase the obligations of the Grantors or the other loan parties thereunder or confer additional rights on the Second-Lien Claimholders in a manner materially adverse to the First-Lien Creditors. The Second-Lien Obligations may be Refinanced, in whole or in part and without the consent of the First-Lien Agent or any of the First-Lien Creditors, if (i) such Refinancing complies with the restrictions in the previous sentence, (ii) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second-Lien Loan Agreement and (iii) the holders of such Refinancing Indebtedness, or a duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement.

(c) In the event the First-Lien Agent or the other First-Lien Creditors and the relevant Grantor(s) enter into any amendment, restatement, waiver or consent in respect of any of the First-Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First-Lien Security Document or changing in any manner the rights of the First-Lien Agent, the other First-Lien Creditors, the Parent or any other Grantor thereunder, then such amendment, restatement, waiver or consent shall apply automatically to any comparable provision of the Comparable Second-Lien Security Document without the consent of the Second-Lien Agent or the other Second-Lien Claimholders and without any action by the Second-Lien Agent, the Parent or any other Grantor, provided, that (A) any such amendment, restatement, waiver or consent that is prejudicial to the rights of the Second-Lien Claimholders (other than by virtue of their relative priorities and rights and obligations hereunder) and does not affect the First-Lien Agent or the other First-Lien Creditors in a like or similar manner shall not apply to the Comparable Second-Lien Security Document without the consent of the Second-Lien Agent, it being agreed that any release contemplated by Section 5.1 hereof shall be deemed not to be prejudicial to the rights of the Second-Lien Claimholders, (B) written notice of such amendment, restatement, waiver or consent shall have been given to the Second-Lien Agent no less than five Business Days prior to the effectiveness thereof (although the failure to give any such notice shall in no way affect the effectiveness of any such amendment, waiver or consent), (C) no such modification may, without the prior consent of the Second-Lien Agent, release any Second-Lien Collateral, except to the extent such release is otherwise permitted or required hereby (including Section 6.1) and there is a corresponding release of First-Lien Collateral and (D) no such modification will, without the prior consent of the Second-Lien Agent, impose any additional duties on the Second-Lien Agent.

(d) Without the prior written consent of the Second-Lien Agent, no First-Lien Credit Document may be amended, restated, supplemented or Refinanced or entered into to the extent such amendment, supplement, restatement, modification or Refinancing, or the terms of any new First-Lien Credit Documents, amends or modifies the terms, as in effect on the date hereof, of [to be agreed].

5.4 Rights As Unsecured Creditors. Except as otherwise set forth in this Agreement (including Section 2.5 hereof), the Second-Lien Agent and the other Second-Lien Claimholders may exercise rights and remedies as unsecured creditors against any Grantor in accordance with the terms of the Second-Lien Loan Documents and applicable law, it being agreed by the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) that the waivers and other agreements made herein by the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) shall bind it (and each of the Second-Lien Claimholders) in their capacity as an unsecured creditor. Except as otherwise set forth in this Agreement (and subject in any event to any lien subordination provisions in the Second-Lien Loan Agreement and the other Second-Lien Loan Documents), nothing in this Agreement shall prohibit the receipt by the Second-Lien Agent or any other Second-Lien Claimholder of payments on the Second-Lien Obligations so long as such receipt is not (i) the direct or indirect result of the exercise by the Second-Lien Agent or any other Second-Lien Claimholder of rights or remedies as a secured creditor with respect to the Collateral (including setoff or recoupment) or enforcement in contravention of this Agreement of any Lien held by any of them or (ii) otherwise in contravention of this Agreement. In the event the Second-Lien Agent or any other Second-Lien Claimholder becomes a judgment lien creditor in respect of Collateral as a result of any enforcement of its rights, such judgment lien shall be subordinated to the Liens securing First-Lien Obligations on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to such Liens securing First-Lien Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the First-Lien Agent or the other First-Lien Creditors may have with respect to the First-Lien Collateral.

5.5 Control Agent for Perfection. (a) The First-Lien Agent, on behalf of itself and the First-Lien Creditors, and the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, each hereby appoint [            ] as its collateral agent (in such capacity, together with any successor in such capacity from time to time, the “Control Agent”) for the limited purpose of acting as the agent on behalf of the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) with respect to the Possessory Collateral and all, if any, Collateral consisting of deposit accounts, securities accounts or commodity accounts (the “Control Assets”), solely for purposes of perfecting the Liens of such parties on the Possessory Collateral and such Control Assets. The Control Agent accepts such appointment and agrees to hold the Possessory Collateral and any Control Assets in its possession or control (or in the possession or control of its agents or bailees) as Control Agent for the benefit of the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) and any permitted assignee of any thereof solely for the purpose of perfecting the security interest granted to such parties in such Possessory Collateral or Control Assets, subject to the terms and conditions of this Section 5.5 as gratuitous bailee and/or gratuitous agent for perfection for the benefit of the other Agent as secured party, so as to satisfy the requirements of sections 8-106(d)(3), 8-301(a)(2), and 9-313(c) of the U.C.C.

(b) Until the Discharge of First-Lien Obligations has occurred, the Control Agent, the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) each hereby agrees that the First-Lien Agent shall have the sole and exclusive authority to give instructions to, and otherwise direct, the Control Agent in respect of the Possessory Collateral and Control Assets (such instructions and directions to be consistent with this Agreement) and shall be entitled to deal with the Possessory Collateral and Control Assets in accordance with the terms of the First-Lien Credit Documents and this Agreement as if the Liens of the Second-Lien Agent under the Second-Lien Security Documents did not exist. The rights of the Second-Lien Agent shall at all times be subject to the terms of this Agreement and to the First-Lien Agent’s rights under the First-Lien Credit Documents and neither the Second-Lien Agent nor any Second-Lien Claimholder will impede, hinder, delay or interfere with the exercise of such rights by the First-Lien Agent in any respect. The Grantors hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the Grantors are required to do so for the First-Lien Agent in accordance with the First-Lien Credit Agreement. The First-Lien Creditors and the Second-Lien Claimholders hereby jointly and severally agree to pay, reimburse, indemnify and hold harmless the Control Agent to the same extent and on the same terms that the First-Lien Creditors are required to do so for the First-Lien Agent in accordance with the First-Lien Purchase Agreement and the Second-Lien Claimholders are required to do so for the Second-Lien Agent in accordance with the Second-Lien Loan Documents.

(c) The Control Agent shall have no obligation whatsoever to the First-Lien Creditors and the Second-Lien Agent or any Second-Lien Claimholder, including, without limitation, any obligation to assure that any of the Possessory Collateral or Control Assets is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. In acting on behalf of the Second-Lien Agent and the Second-Lien Claimholders and the First-Lien Agent and the First-Lien Creditors, the duties or responsibilities of the First-Lien Agent under this Section 5.5 shall be limited solely (i) to physically holding or controlling (to the extent physical delivery has been made or control has been effected and has not been terminated by the applicable depository bank or securities intermediary) the Possessory Collateral or Control Assets delivered to the Control Agent by any Grantor as agent for the First-Lien Agent (on behalf of itself and the First-Lien Creditors) and the Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) for purposes of perfecting the Lien held by the First-Lien Agent and the Second-Lien Agent and (ii) delivering such collateral as set forth in Section 5.5(e).

(d) Neither the Control Agent nor the First-Lien Agent shall have by reason of the Second-Lien Loan Documents (including, without limitation, the Second-Lien Security Documents), the First-Lien Credit Documents (including, without limitation, the First-Lien Security Documents), this Agreement or any other document, a fiduciary relationship or any fiduciary duties in respect of the First-Lien Creditors, the Second-Lien Agent or any other Second-Lien Claimholder.

(e) Upon the Discharge of First-Lien Obligations, the Control Agent shall deliver whatever Possessory Collateral or Control Assets it has in its possession (if any) (or proceeds thereof) together with any necessary endorsements, first, to the Second-Lien Agent or as the Second-Lien Agent shall otherwise lawfully direct (solely to the extent such Possessory Collateral or Control Assets constitute Collateral), if any Second-Lien Obligations remain outstanding, and second, to the Parent or the relevant Grantor if no First-Lien Obligations or Second-Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Possessory Collateral and Control Assets). The First-Lien Agent further agrees to take all other action reasonably requested by such Person, at such Parent’s sole cost and expense, in connection with such Person’s obtaining a first-priority interest in the Collateral or as a court of competent jurisdiction may otherwise direct. Without limiting the foregoing, upon the Discharge of First-Lien Obligations, at the request of the Parent or the Second-Lien Agent, the First-Lien Agent will use commercially reasonable efforts to promptly deliver an appropriate termination or other notice confirming such Discharge of First-Lien Obligations to the applicable depositary bank, issuer of uncertificated securities or securities intermediary, if any, with respect to deposit account collateral, money market mutual fund or similar collateral, or securities account collateral.

(f) The Control Agent shall have an unfettered right to resign as Control Agent upon 30 days’ notice to the First-Lien Agent and the Second-Lien Agent. If upon the effective date of such resignation no successor to the Control Agent has been appointed by the First-Lien Agent and the Second-Lien Agent, the Control Agent shall deliver to the First-Lien Collateral Agent the Possessory Collateral and Control Assets, together with any necessary endorsements (or otherwise allow the First-Lien Agent to obtain control of such Possessory Collateral and Control Assets) or as a court of competent jurisdiction may otherwise direct and the First-Lien Agent shall accept and succeed to the role of the Control Agent with respect to the Possessory Collateral and Control Assets, whereupon the First-Lien Agent shall assume all of the duties and comply with all of the obligations of the “Control Agent” as set forth in the foregoing clauses (a) through (e).

5.6 When Discharge of First-Lien Obligations Deemed to Not Have Occurred. If the Discharge of First-Lien Obligations occurs in connection with any Refinancing of the First-Lien Obligations, or if the Grantors subsequently incur First-Lien Obligations, then such Discharge of First-Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under such Refinancing or subsequent First-Lien Obligations shall automatically be treated as “First-Lien Obligations” for all purposes of this Agreement, including for purposes of the Lien and payment priorities and rights in respect of Collateral set forth herein, and the agent under the First-Lien Credit Documents evidencing or relating to such Refinancing shall be the First-Lien Agent for all purposes of this Agreement (and, if there is no agent relating to such Refinancing, any lender, bank, or financial institution holding any obligations thereunder shall be deemed First-Lien Agent for all purposes hereunder). Upon receipt of an officer’s certificate stating that the Parent or other Grantors have entered into Refinancing of the First-Lien Obligations (which certificate shall include the identity of the new agent, such agent, the “New Agent” and state that the Refinancing is permitted hereunder), the Second-Lien Agent shall promptly, at Parent’s sole cost and expense, enter into such documents and agreements (including amendments or supplements to this Agreement) as the Parent or such New Agent may reasonably request in order to provide to the New Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. If the new First-Lien Obligations under the new First-Lien Credit Documents are secured by assets of the Grantors of the type constituting First-Lien Collateral that do not also secure the Second-Lien Obligations, then the Second-Lien Obligations shall be secured at such time by a second-priority lien on such assets to the same extent provided in the Second-Lien Loan Documents with respect to the other First-Lien Collateral. The Second-Lien Agent shall not be charged with knowledge of such reinstatement until it receives written notice from the First-Lien Agent, New Agent or the Parent of the occurrence of such reinstatement.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. (a) Until the Discharge of the First-Lien Obligations has occurred, if the Parent or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the First-Lien Agent shall desire to permit the use of Cash Collateral on which the First-Lien Agent or any other creditor of the Parent or any other Grantor has a Lien or agrees to permit the Parent or any other Grantor to obtain post-petition financing (including on a priming basis), whether from the First-Lien Creditors or any other third party under Section 362, 363 or 364 of the Bankruptcy Code or any other Bankruptcy Law (each, a “Post-Petition Financing”), then, so long as the maximum principal amount of Indebtedness that may be outstanding from time to time in connection with such Post-Petition Financing shall not exceed an aggregate amount equal to $15,000,000 in excess of the Maximum First-Lien Principal Amount, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will not oppose, seek to enjoin or raise any objection to or contest (or join with or support any third party opposing, objecting to or contesting), such use of Cash Collateral or Post-Petition Financing (or to the priming of, or to the granting of the Liens pari passu with, the Liens securing the Second-Lien Obligations; provided that the Liens granted in connection with such post-petition financing also prime, or are pari passu with, the Liens securing the First-Lien Obligations) and will not request adequate protection or any other relief in connection therewith that is inconsistent with Section 6.3 (except as expressly agreed in writing by the First-Lien Agent) and, to the extent the Liens securing the First-Lien Obligations are subordinated to or pari passu with such Post-Petition Financing incurred in compliance with this Section 6.1, the Liens of the Second-Lien Claimholders on the Collateral shall be deemed to be subordinated, without any further action on the part of any person or entity, to the Liens securing such Post-Petition Financing (and all Obligations relating thereto), and the Liens securing the Second-Lien Obligations shall have the same priority with respect to the Collateral relative to the Liens securing the First-Lien Obligations as if such Post-Petition Financing had not occurred.

(b) Until the Discharge of the First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that it will raise no objection to, seek to enjoin, oppose or contest (or join with or support any third party opposing, objecting to or contesting), a sale or other disposition of any, or substantially all of the, Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the First-Lien Creditors have consented to such sale or disposition of such assets (and their Liens thereon are simultaneously being released) so long as either (i) the Liens of Second-Lien Claimholders attach to the net proceeds thereof on the same basis and priority as the Liens held by the Second-Lien Claimholders on such Collateral, and the Liens remain subject to the terms of this Agreement or (ii) the proceeds of a disposition of Collateral received by First-Lien Agent in excess of those necessary to achieve the Discharge of First-Lien Obligations, are distributed in accordance with the U.C.C. and applicable law. If requested by the First-Lien Agent in connection therewith, the Second-Lien Agent shall affirmatively consent to such a sale or disposition.

6.2 Relief from the Automatic Stay. Until the Discharge of First-Lien Obligations has occurred, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) seek relief, pursuant to Section 362(d) of the Bankruptcy Code or otherwise, from the automatic stay of Section 362(a) of the Bankruptcy Code or from any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the First-Lien Agent, or (ii) oppose any request by the First-Lien Agent or any First-Lien Creditor to seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding, provided that the Second-Lien Agent shall not be prohibited, as a result of the foregoing, from exercising the rights provided to it under Section 6.3(b).

6.3 Adequate Protection. (a) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees that none of them shall (i) oppose, object to or contest (or join with or support any third party opposing, objecting to or contesting) (a) any request by the First-Lien Agent or the other First-Lien Creditors for adequate protection in any Insolvency or Liquidation Proceeding (or any granting of such request) or (b) any objection by the First-Lien Agent or the other First-Lien Creditors to any motion, relief, action or proceeding based on the First-Lien Agent or the other First-Lien Creditors claiming a lack of adequate protection or (ii) seek or accept any form of adequate protection under any of Sections 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, except as expressly provided in this Section 6.3.

(b) In any Insolvency or Liquidation Proceeding, if the First-Lien Creditors (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any use of Cash Collateral or Post-Petition Financing, then the Second-Lien Agent, on behalf of itself or any of the other Second-Lien Claimholders, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the First-Lien Obligations, such use of Cash Collateral or any Post-Petition Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Second-Lien Obligations are so subordinated to the First-Lien Obligations under this Agreement, the First-Lien Security Documents and the Second-Lien Security Documents.

6.4 No Waiver; Voting Rights. (a) Nothing contained herein shall prohibit or in any way limit the First-Lien Agent or any First-Lien Creditor from objecting on any basis in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second-Lien Agent or any other Second-Lien Claimholder, including the seeking by the Second-Lien Agent or any other Second-Lien Claimholder of adequate protection or the assertion by the Second-Lien Agent or any other Second-Lien Claimholder of any of its rights and remedies under the Second-Lien Loan Documents or otherwise; provided, however, that this Section 6.4 shall not limit the rights of the Second-Lien Claimholders expressly provided under Section 3.1 or Section 6.3. Neither the First-Lien Agent nor any First-Lien Creditors shall object to or otherwise contest, and if necessary, will consent to, the adequate protection contemplated by Section 6.3(b).

(b) The Second-Lien Agent (on behalf of itself and the Second-Lien Claimholders) agrees that, in any Insolvency or Liquidation Proceeding, neither the Second-Lien Agent nor any other Second-Lien Claimholder shall support (or join with or support any party in doing so) any plan of reorganization or disclosure statement of any Grantor unless such disclosure statement and plan are not inconsistent with this Agreement and (x) provide for the Discharge of First-Lien Obligations (including all post-petition interest, fees and expenses as provided in Section 6.6 hereof) on the effective date of such plan of reorganization, or (y) is otherwise accepted by the class of holders of the First-Lien Obligations voting thereon. Subject to the foregoing, the Second-Lien Claimholders shall remain entitled to vote their claims in any such Insolvency or Liquidation Proceeding.

6.5 Avoidance Issues. If any First-Lien Creditor is required in any Insolvency or Liquidation Proceeding to disgorge or otherwise to turn over or otherwise pay to the estate of the Parent or any other Grantor any amount for any reason (a “Recovery”), then the First-Lien Obligations shall be reinstated to the extent of such Recovery and the First-Lien Creditors shall be entitled to a reinstatement of First-Lien Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Any and all amounts received by the Second-Lien Agent or any Second-Lien Claimholder from or in respect of Collateral or the proceeds thereof on account of the Second-Lien Obligations after the termination of this Agreement shall, in the event of a reinstatement of this Agreement pursuant to this Section 6.5, be held in trust for and paid over to the First-Lien Agent for the benefit of the First-Lien Creditors, for application to the reinstated First-Lien Obligations. This Section 6.5 shall survive termination of this Agreement.

6.6 Post-Petition Interest. (a) Neither the Second-Lien Agent nor any other Second-Lien Claimholder shall oppose or seek to challenge any claim by the First-Lien Agent or any other First-Lien Creditor for allowance in any Insolvency or Liquidation Proceeding of First-Lien Obligations consisting of post-petition interest, fees, premiums, costs or expenses to the extent of the value of the Liens securing the First-Lien Obligations (it being understood and agreed that such value shall be determined without regard to the existences of any Liens securing the Second-Lien Obligations and that neither the Second-Lien Agent nor any other Second-Lien Claimholder shall oppose the positions taken by the First-Lien Agent with respect to value); it being further understood that neither the First-Lien Agent nor any other First-Lien Creditor shall be entitled to post-petition interest relating to any Excess Amount. Regardless of whether any such claim for pre- or post-petition interest, fees, premiums, costs, expenses or other charges is allowed or allowable, and without limiting the generality of the other provisions of this Agreement, this Agreement is expressly intended to include and does include the “rule of explicitness” in that this Agreement expressly entitles the First-Lien Creditors, and is intended to provide the First-Lien Creditors with the right, to receive payment of all post-petition interest, fees, premiums, costs, expenses or other charges through distributions from the Collateral made pursuant to the provisions of this Agreement even though such interest, fees, costs, expenses or other charges are not allowed or allowable against the bankruptcy estate of the Parent or any other Grantor under Section 502(b)(2) or Section 506(b) of the Bankruptcy Code or under any other provision of the Bankruptcy Code or any other Bankruptcy Law.

(b) Without limiting the foregoing, it is the intention of the parties hereto that (and to the maximum extent permitted by law the parties hereto agree that) the First-Lien Obligations (and the security therefor) constitute a separate and distinct class (and separate and distinct claims) from the Second-Lien Obligations (and the security therefor).

6.7 Bankruptcy Code Section 1111(b)(2). The Second-Lien Agent, for itself and on behalf of the other Second-Lien Claimholders, waives any claim any such Second-Lien Claimholder may hereafter have against any First-Lien Creditor arising out of (a) the election by any First-Lien Creditor of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency or Liquidation Proceeding.

6.8 Limitations. Without limiting any other right, remedy or limitation in this Agreement in favor of the First-Lien Agent and the other First-Lien Creditors, so long as the Discharge of First-Lien Obligations has not occurred, without the express written consent of the First-Lien Agent, none of the Second-Lien Claimholders shall (or shall join with or support any third party making, opposing, objecting or contesting, as the case may be), in any Insolvency or Liquidation Proceeding involving any Grantor, (i) oppose, object to or contest the determination of the extent of any Liens held by any of the First-Lien Creditors or the value of any claims of First-Lien Creditors under Section 506(a) of the Bankruptcy Code, (ii) assert or support any claim under Section 506(c) of the Bankruptcy Code senior to or on parity with the First-Lien Obligations for costs or expenses of preserving or disposing of any Collateral (provided that this clause will not preclude the Second-Lien Agent or the Second-Lien Claimholders from supporting a plan of reorganization permitted by Section 6.4(b)) or (iii) oppose, object to or contest the payment to the First-Lien Creditors of interest, fees, premiums, costs or expenses under Section 506(b) of the Bankruptcy Code.

SECTION 7. Reliance; Waivers; Etc.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the First-Lien Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, acknowledges that it and the other First-Lien Creditors have, independently and without reliance on the Second-Lien Agent or any other Second-Lien Claimholders, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into such First-Lien Credit Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under any First-Lien Credit Document or this Agreement. The Second-Lien Agent, on behalf of itself and the

Second-Lien Claimholders, acknowledges that it and the other Second-Lien Claimholders have, independently and without reliance on the First-Lien Agent or any other First-Lien Creditor, and based on documents and information deemed by them appropriate, made their own analysis and decision to enter into each of the Second-Lien Loan Documents and be bound by the terms of this Agreement and they will continue to make their own decision in taking or not taking any action under the Second-Lien Loan Documents or this Agreement.

7.2 No Warranties or Liability. The First-Lien Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, acknowledges and agrees that each of the Second-Lien Agent and the other Second-Lien Claimholders have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second-Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, acknowledges and agrees that each of the First-Lien Agent and the First-Lien Creditors have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First-Lien Credit Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First-Lien Creditors will be entitled to manage and supervise their respective loans and extensions of credit under their respective First-Lien Credit Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First-Lien Agent and the First-Lien Creditors shall have no duty to the Second-Lien Agent or any of the Second-Lien Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Parent or any other Grantor (including under the First-Lien Credit Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3 No Waiver of Priorities. (a) No right of the First-Lien Creditors, the Control Agent or the First-Lien Agent or any of them to enforce any provision of this Agreement or any First-Lien Credit Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Parent or any other Grantor or by any act or failure to act by any First-Lien Creditor or the First-Lien Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First-Lien Credit Documents or any of the Second-Lien Loan Documents, regardless of any knowledge thereof which the First-Lien Agent or the First-Lien Creditors, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Parent and the other Grantors under the First-Lien Credit Documents and the rights of the Second-Lien Agent and the Second-Lien Claimholders expressly set forth in this Agreement), the First-Lien Creditors, the First-Lien Agent and any of them may, at any time and from time to time in accordance with the First-Lien Credit Documents and/or applicable law, without the consent of, or notice to, the Second-Lien Agent or any other Second-Lien Claimholder, without incurring any liabilities to the Second-Lien Agent or any other Second-Lien Claimholder and without impairing or releasing the priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second-Lien Agent or any Second-Lien Claimholders is affected, impaired or extinguished thereby) do any one or more of the following:

(i) make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;

(ii) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First-Lien Obligations or any Lien on any First-Lien Collateral or guaranty thereof or any liability of the Parent or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First-Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the First-Lien Agent or any of the First-Lien Creditors, the First-Lien Obligations or any of the First-Lien Credit Documents;

(iii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the First-Lien Collateral or any liability of the Parent or any other Grantor to the First-Lien Creditors or the First-Lien Agent, or any liability incurred directly or indirectly in respect thereof;

(iv) settle or compromise any First-Lien Obligation or any other liability of the Parent or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the First-Lien Obligations) in any manner or order;

(v) exercise or delay in or refrain from exercising any right or remedy against the Parent or any other Grantor or any other Person or with respect to any security, elect any remedy and otherwise deal freely with the Parent, any other Grantor or any First-Lien Collateral and any security and any guarantor or any liability of the Parent or any other Grantor to the First-Lien Creditors or any liability incurred directly or indirectly in respect thereof; and

(vi) release or discharge any First-Lien Obligation or any guaranty thereof or any agreement or obligation of any Grantor or any other person or entity with respect thereto.

(c) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, and each other Second-Lien Claimholder (by its acceptance of the benefits of the Second-Lien Loan Documents), agrees not to assert and hereby waives any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law.

7.4 Waiver of Liability. (a) The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby waives any claim against the Control Agent, any First-Lien Creditor or the First-Lien Agent, arising out of any and all actions which the Control Agent, the First-Lien Creditors or the First-Lien Agent may take or permit or omit to take with respect to: (i) the First-Lien Credit Documents (including, without limitation, any failure to perfect or obtain perfected security interests in the First-Lien Collateral), (ii) the collection of the First-Lien Obligations or (iii) the foreclosure upon, or sale, liquidation or other disposition of, any First-Lien Collateral. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, agrees that the Control Agent, the First-Lien Creditors and the First-Lien Agent have no duty, express or implied, fiduciary or otherwise, to them in respect of the maintenance or preservation of the First-Lien Collateral, the First-Lien Obligations or otherwise. Neither the Control Agent, the First-Lien Agent nor any First-Lien Creditor nor any of their respective directors, officers, employees or agents will be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so, or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Parent or any other Grantor or upon the request of the Second-Lien Agent, any other holder of Second-Lien Obligations or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. Without limiting the foregoing, each Second-Lien Claimholder by accepting the benefits of the Second-Lien Loan Documents agrees that neither the Control Agent, the First-Lien Agent nor any other First-Lien Creditor (in directing the Agent to take any action with respect to the Collateral) shall have any duty or obligation to realize first upon any type of Collateral or to sell, dispose of or otherwise liquidate all or any portion of the Collateral in any manner, including as a result of the application of the principles of marshaling or otherwise, that would maximize the return to any class of Creditors holding Obligations of any type (whether First-Lien Obligations or Second-Lien Obligations), notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by such class of Creditors from such realization, sale, disposition or liquidation.

7.5 Obligations Unconditional. All rights, interests, agreements and obligations of the First-Lien Agent and the other First-Lien Creditors and the Second-Lien Agent and the other Second-Lien Claimholders, respectively, hereunder (including the payment and Lien priorities established hereby) shall remain in full force and effect irrespective of:

(a)	any lack of validity or enforceability of any First-Lien Credit Document or any Second-Lien Loan Document or any setting aside or avoidance of any Lien;

(b)	any change in the time, manner or place of payment of, or in any other terms of, all or any of the First-Lien Obligations or Second-Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any First-Lien Credit Document or any Second-Lien Loan Document;

(c)	any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First-Lien Obligations or Second-Lien Obligations or any guarantee thereof;

(d)	the commencement of any Insolvency or Liquidation Proceeding in respect of the Parent or any other Grantor; or

(e)	any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Parent or any other Grantor in respect of the First-Lien Obligations, or of the Second-Lien Agent or any Second-Lien Claimholder in respect of this Agreement.

7.6 Certain Notices. (a) Promptly upon the satisfaction of the conditions set forth in clauses (a), (b), (c) and (d) of the definition of Discharge of First-Lien Obligations, the First-Lien Agent will endeavor to deliver written notice confirming same to the Second-Lien Agent; provided that the failure to give any such notice shall not result in any liability of the First-Lien Agent or the First-Lien Creditors hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

(b) Promptly upon (or as soon as practicable following) the commencement by the First-Lien Agent of any enforcement action or the exercise of any remedy with respect to, in each case, any Collateral (including by way of a public or private sale of Collateral), the First-Lien Agent will endeavor to notify the Second-Lien Agent of such action; provided that the failure to give any such notice shall not result in any liability of the First-Lien Collateral Agent or the First-Lien Creditors hereunder or in the modification, alteration, impairment, or waiver of the rights of any party hereunder.

SECTION 8. Miscellaneous.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First-Lien Credit Documents or the Second-Lien Loan Documents, the provisions of this Agreement shall govern and control. Without limitation of the foregoing, notwithstanding any waivers by the Second-Lien Claimholders of liabilities and/or duties of the Second-Lien Agent, none of such waivers shall be effective with respect to the rights of the First-Lien Agent or the First-Lien Creditors under this Agreement.

8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of payment and lien subordination and the First-Lien Creditors may continue, at any time and without notice to the Second-Lien Agent or any other Second-Lien Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Parent or any other Grantor constituting First-Lien Obligations in reliance hereon. The Second-Lien Agent, on behalf of itself and the other Second-Lien

Claimholders, hereby agrees that it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement, and waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement, which is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Parent or any other Grantor shall include the Parent or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Parent or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding. This Agreement shall terminate and be of no further force and effect, (i) with respect to the Second-Lien Agent, the other Second-Lien Claimholders and the Second-Lien Obligations, upon the later of (1) the date upon which the obligations under the Second-Lien Loan Documents terminate if there are no other Second-Lien Obligations outstanding on such date and (2) if there are other Second-Lien Obligations outstanding on such date, the date upon which such Second-Lien Obligations terminate and (ii) with respect to the First-Lien Agent, the other First-Lien Creditors and the First-Lien Obligations, First-Lien Obligations, either (x) the date of the Discharge of First-Lien Obligations, subject to the rights of the First-Lien Creditors under Section 5.6 (including that such date shall be deemed not to have occurred in the event of any contemporaneous or subsequent Refinancing of the First-Lien Obligations) or Section 6.5 of this Agreement and except to the extent any such term or provision, by its terms, survives any Discharge of First-Lien Obligations or (y) the date of conversion of all of the outstanding First-Lien Obligations into common stock of the Parent in accordance with the terms of the First-Lien Purchase Agreement.

8.3 Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement shall be made unless the same shall be in writing signed on behalf of each party hereto; provided neither the Parent nor any other Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are directly affected thereby; provided further that additional Grantors may be added as parties hereto in accordance with the provisions of Section 8.18 of this Agreement.

(b) Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall not impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, neither Parent nor any Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent the liabilities, duties or obligations of the Parent or such Grantor are increased, expanded, or made more burdensome to the Parent or such Grantor, as the case may be, as a result of such amendment, modification or waiver.

8.4 Information Concerning Financial Condition of the Parent and its Subsidiaries. The First-Lien Agent and the First-Lien Creditors, on the one hand, and the Second-Lien Agent and the Second-Lien Claimholders, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the Parent and its Subsidiaries and all endorsers and/or guarantors of the First-Lien Obligations or the Second-Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First-Lien Obligations or the Second-Lien Obligations. The First-Lien Agent and the other First-Lien Creditors shall have no duty to advise the Second-Lien Agent or any other Second-Lien Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the First-Lien Agent or any of the other First-Lien Creditors, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Second-Lien Agent or any other Second-Lien Claimholder, it or they shall be under no obligation (w) to make, and the First-Lien Agent and the other First-Lien Creditors shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential. The Second-Lien Agent and the other Second-Lien Claimholders shall have no duty to advise the First-Lien Agent or any other First-Lien Creditor of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Second-Lien Agent or any of the Second-Lien Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the First-Lien Agent or any other First-Lien Creditor, it or they shall be under no obligation (w) to make, and the Second-Lien Agent and the Second-Lien Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5 Subrogation. Subject to the Discharge of First-Lien Obligations, with respect to the value of any payments or distributions in cash, property or other assets (in each case of Collateral or proceeds thereof) that the Second-Lien Claimholders or Second-Lien Agent pay over to the First-Lien Agent or any of the other First-Lien Creditors under the terms of this Agreement, the Second-Lien Agent and the other Second-Lien Claimholders shall be subrogated to the rights of the First-Lien Agent and such other First-Lien Creditors; provided that, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby agrees not to assert or enforce any or all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First-Lien Obligations has occurred. Each of the Parent and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second-Lien Agent or the other Second-Lien Claimholders and paid over to the First-Lien Agent or the other First-Lien Creditors pursuant to, and applied in accordance with, this Agreement, shall not, as between the Parent and the Guarantor, on the one hand, and the Holders, on the other hand, relieve or reduce any of the Obligations owed by the Parent or any other Grantor under the First-Lien Credit Documents.

8.6 Application of Payments; Consent to Certain Changes. All payments received by the First-Lien Agent or the other First-Lien Creditors may be applied, reversed and reapplied, in whole or in part, to such part of the First-Lien Obligations as the First-Lien Creditors, in their sole discretion, deem appropriate. The Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, assents to any extension or postponement of the time of payment of the First-Lien Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or, subject to the terms of Section 5.1(a) hereof, release of any security constituting Collateral which may at any time secure any part of the First-Lien Obligations and to the addition of , or the release of in accordance with the terms hereof, any other Person primarily or secondarily liable therefor; provided, that the parties hereto agree that (x) the Parent shall not, and shall not permit any other Grantor to, substitute or exchange any security constituting Collateral under this Section 8.6, unless it has also granted or contemporaneously grants a Lien on such substituted or exchanged asset or property to secure the Second-Lien Obligations and has taken all actions reasonably requested by the Second-Lien Agent to perfect such new Liens, and (y) in furtherance of Section 2.4(ii) hereof, with respect to any Person added or released as a guarantor pursuant to this Section 8.6, the parties will enter into such documentation as is necessary to ensure that the guarantors (and the Collateral pledged by such guarantors) for the First-Lien Obligations and the Second-Lien Obligations shall be identical.

8.7 SUBMISSION TO JURISDICTION; WAIVERS. (a) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF

ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH EACH MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 8.7(a) HEREOF. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE FIRST-LIEN CREDIT DOCUMENTS AND THE SECOND-LIEN LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.8 Notices. All notices to the Second-Lien Claimholders and the First-Lien Creditors permitted or required under this Agreement may be sent to the Second-Lien Agent and the First-Lien Agent, respectively. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of electronic mail or four Business Days after deposit in the U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.9 Further Assurances. Each of the First-Lien Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, the Parent and each other Grantor, agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First-Lien Agent or the Second-Lien Agent may reasonably request to effectuate the terms of and the payment and lien priorities contemplated by this Agreement. Each Second-Lien Claimholder, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements herein made by it and the Second-Lien Agent, on its behalf.

8.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAW.

8.11 Binding on Successors and Assigns. This Agreement shall be binding upon the First-Lien Agent, the other First-Lien Creditors, the Second-Lien Agent, the other Second-Lien Claimholders, the Control Agent, the Grantors and their respective successors and assigns; provided that no Grantor may assign any of its rights or obligations under this Agreement unless (i) the First-Lien Agent consents to such assignment in writing and (ii) such assignment is permitted under the Second-Lien Loan Agreement or is otherwise consented to by the Second-Lien Agent.

8.12 Specific Performance. Each of the First-Lien Agent and the Second-Lien Agent may demand specific performance of this Agreement. Each of the First-Lien Agent, on behalf of itself and the First-Lien Creditors under the First-Lien Credit Documents, and the Second-Lien Agent, on behalf of itself and the Second-Lien Claimholders, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the First-Lien Agent or the Second-Lien Agent, as the case may be.

8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts; Fax or Other Transmission. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Agreement may be executed by each party on separate copies, which copies, when combined so as to include the signatures of all parties, shall constitute a single counterpart of the Agreement. Delivery by one or more parties hereto of an executed counterpart of this Agreement via facsimile, telecopy, or other electronic method of transmission pursuant to which the signature of such party can be seen (including, without limitation, Adobe Corporation’s Portable Document Format) shall have the same force and effect as the delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability, or binding effect of this Agreement.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. Each Second-Lien Claimholder, by its acceptance of the benefits of the Second-Lien Loan Documents, agrees to be bound by the agreements made herein.

8.16 No Third Party Beneficiaries; Effect of Agreement. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the First-Lien Agent, the Second-Lien Agent, the Control Agent and their respective successors and assigns and shall inure to the benefit of each of the First-Lien Creditors and the Second-Lien Claimholders. No other Person (including the Parent and the Grantors, except as otherwise expressly provided in Section 5.3(b) and 8.3(b)) shall have or be entitled to assert rights or benefits hereunder.

8.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First-Lien Creditors, on the one hand, and the Second-Lien Claimholders, on the other hand. None of the Parent, any other Grantor or any other creditor thereof shall have any rights hereunder (other than, with respect to the Parent and the other Grantors, the right to enforce any provision hereunder to the extent that such provision expressly addresses the Parent’s or such Grantors’ performance obligations under the Second-Lien Loan Documents). Nothing in this Agreement is intended to or shall impair the obligations of the Parent or any other Grantor, which are absolute and unconditional, to pay the First-Lien Obligations and the Second-Lien Obligations as and when the same shall become due and payable in accordance with the terms of the First-Lien Credit Documents and the Second-Lien Loan Documents, respectively.

8.18 Grantors; Additional Grantors. It is understood and agreed that the Parent and each other Grantor on the date of this Agreement shall constitute the original Grantors party hereto. The original Grantors hereby covenant and agree to cause each Subsidiary of the Parent which becomes a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement or a borrower, guarantor or co-obligor under the Second-Lien Loan Agreement after the date hereof to contemporaneously become a party hereto (as a Grantor) by executing and delivering a counterpart hereof to the First-Lien Agent or by executing and delivering a joinder or assumption agreement in form and substance reasonably satisfactory to the First-Lien Agent. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person which becomes a borrower, guarantor or co-obligor under the First-Lien Purchase Agreement or a borrower, guarantor or co-obligor under the Second-Lien Loan Agreement after the date hereof at any time (and any security granted by any such Person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence.

8.19 No Agency. This Agreement shall not create any agency relationship between the First-Lien Agent or the Control Agent, on the one hand, and Second-Lien Agent, on the other hand (it being understood that nothing in this Section 8.19 shall modify, affect or diminish the rights, obligations, covenants or duties of the Control Agent pursuant to Section 5.5 of this Agreement).

8.20 Recitals Incorporated Herein. The preamble and recitals to this Agreement are incorporated herein by this reference.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Subordination Agreement as of the date first written above.

FIRST-LIEN AGENT:

[ ] in its capacity as First-Lien Agent

By:
Name:
Title:

Notice Address:
See Schedule 1

SECOND-LIEN AGENT:

KHOSLA VENTURES III LP
By: Khosla Ventures Associates III, LLC, a Delaware limited liability company and general partner of Khosla Ventures III, LP,

By:
Name:
Title:

Notice Address:
See Schedule 1

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

CONTROL AGENT:

[ ] in its capacity as Control Agent

By:
Name:
Title:

Notice Address:
See Schedule 1

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

PARENT:

KIOR, Inc.

By:
	Name:	Fred Cannon
	Title:	President

Notice Address:
See Schedule 1

GRANTORS:

KIOR COLUMBUS LLC

By:
	Name:	Fred Cannon
	Title:	President

Notice Address:
See Schedule 1

SIGNATURE PAGE TO SUBORDINATION AGREEMENT

Schedule 1

Notice Information

[                             ], As First-Lien Agent and Collateral Agent

Khosla Ventures III, LP, As Second-Lien Agent

2128 Sand Hill Road

Menlo Park, CA 94025

Facsimile: 650-926-9590

Telephone: 650-376-8500

KiOR, Inc., as Parent

Kior Columbus LLC, as Grantor

13001 Bay Park Road

Pasadena, Texas 77507

Attn: Chief Financial Officer

Attn: General Counsel

Facsimile: 281-694-8799

Telephone: 281-694-8700